EXHIBIT 21


SUBSIDIARIES OF COLORADO INTERSTATE GAS COMPANY

                                                                    State of
                                                                  Incorporation
                                                                  -------------

CIG Exploration, Inc..........................................       Delaware
CIG Field Services Company....................................       Delaware
   Subsidiary:
      *Great Divide Gas Services, LLC (73%)...................       Colorado
Colorado Water Supply Company.................................       Delaware
   Subsidiary:
      Colorado Interstate Production Company..................       Delaware

* Not consolidated